As filed with the Securities and Exchange Commission on November __, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM F-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           Glengarry Holdings Limited
             (Exact name of registrant as specified in its charter)

        Bermuda                            7379                     N/A
------------------------------ --------------------------   ------------------
(State or other jurisdiction   (Primary Standard Industrial (I.R.S.  Employer of
incorporation or organization)  Classification Code Number) Identification No.)

                                 ---------------

                                 P.O. Box HM1154
                                 10 Queen Street
                             Hamilton, HM EX Bermuda
                              Phone: (441) 295-3511
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)
                                 ---------------

                             Herbert H. Sommer, Esq.
                             Sommer & Schneider LLP
                          595 Stewart Avenue, Suite 710
                           Garden City, New York 11530
                              Phone: (516) 228-8181
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 ---------------


Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 --------------

                        CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
Title of                             maximum       maximum
securities          Amount           offering      aggregate     Amount of
to be               to be            price per     offering      registration
registered          registered       share         price         fee(1)
----------          ----------       -----         -----         ------
Common Stock        40,455,800        $.19        $7,686,602     $1,921.65
                                                  ----------     ---------
TOTAL                                             $7,686,602     $1,921.65
------------
(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the last reported sale price per share of the Registrant's Common Stock, as reported by the OTC-Bulletin Board.

                                -----------------

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

P R O S P E C T U S
November ___, 2001


                                40,455,800 Shares
                           Glengarry Holdings Limited
                                  Common Stock
                                -----------------

This prospectus relates to the offer and sale from time to time of up to 40,455,800 shares of our common stock by the stockholders named in this prospectus. This prospectus also covers such additional shares of our common stock as may be issuable to the selling stockholders in the event of a stock dividend, stock split, recapitalization or other similar change in our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "GLGR." The last reported sale price of our common stock on the OTC-Bulletin Board on October 15, 2001, was $.19 per share.

Our principal executive offices are located at 10 Queen Street, Hamilton, Bermuda HM EX, and our telephone number is (441) 295-3511.
                                -----------------

Investing in our common stock involves various risks. See "Risk Factors" beginning on page 3.
                                ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

                                TABLE OF CONTENTS


         Risk Factors.................................................. 3
         About Glengarry Holdings Limited.............................. 9
         Use of Proceeds...............................................10
         Selling Stockholders..........................................11
         Plan of Distribution..........................................16
         Legal Matters ................................................18
         Experts ......................................................18
         Where You Can Find More Information...........................19


         You should rely only on the information contained in this prospectus or to which we have referred you. Neither we nor any of the selling stockholders have authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may be accurate only on the date of this prospectus.

         If it is against the law in any state to make an offer to sell the shares (or to solicit an offer from someone to buy the shares), then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

                                  RISK FACTORS

         An investment in our common stock involves risks. You should carefully consider the risks described below and the other information in this prospectus before you decide to buy our common stock. You should also consider the additional information set forth in our SEC Report on Form 10-K, as amended, for the year ended June 30, 2001 and in the other documents considered a part of this prospectus. See "Where You Can Find More Information." The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.

         Except for any historical information, the matters we discuss in this prospectus concerning Glengarry Holdings contain forward-looking statements. Any statements in this prospectus that are not statements of historical fact, are intended to be, and are, "forward-looking statements" under the safe harbor provided by Section 27(a) of the Securities Act of 1933. Without limitation, the words "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions are intended to identify forward-looking statements. The important factors we discuss below, as well as other factors identified in our filings with the SEC and those presented elsewhere by our management from time to time, could cause actual results to differ materially from those indicated by the forward-looking statements made in this prospectus.

We are Implementing a New Business Plan

         Because we are implementing a new business plan, our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stages of development. In the foreseeable future, we will be required to among other things:

         o        continue to attract, retain and motivate qualified personnel;

         o        implement and successfully execute our business strategy;

         o        respond to competitive developments;

         o        develop and market products and services.

         There can be no assurance that we will be successful in addressing these business requirements. We expect to incur substantial expenses related to the development of our business, marketing activities and personnel, among other things.

We are Uncertain Whether the Market Will Accept our Product and Service Offerings and the Size of the Market for our Products and Services is Unknown

         There can be no assurance that our planned products and services will attain market acceptance. In addition, we cannot guarantee that future products and services will. Because the market for information technology and hardware/software finance which we plan to offer is constantly changing, we are unable to accurately estimate the commercial viability and market demand for the range of products and services to be offered by us. We can give no assurance that the market will in fact grow at the rates projected by us, or at all. We will be required to invest substantial resources in developing awareness of and confidence in our services and there can be no assurance that we will have the resources necessary to be successful.

Our Success Depends on Recruiting Key Executives

         Our business depends on our being able to recruit technical employees and managers.

Our Business Could be Hurt By Competition

         We will compete with services providers and other vendors. In addition, the market for the services we propose to offer is highly competitive and competition is expected to increase significantly. There are no effective barriers that will prevent a potential competitor from entering the market. Many of our competitors have greater financial, development, technical, marketing and sales resources than we have and would have greater expertise and established brand recognition. In addition, there can be no assurance that our competitors will not develop products and services that are superior to our products and services or that achieve greater market acceptance than our products and services.

Risk of Inaccuracy of Projections and other Forward-Looking Statements

         This report contains certain forward-looking statements, including, among others:

         o Our ability to execute our business strategies and generate revenues from our planned operations; and

         o Our ability to finance future growth and possible acquisitions through the issuance of shares of our common stock.

         These forward-looking statements are based upon a number of assumptions and estimates that, while considered reasonable by us when taken as a whole, are inherently subject to significant business, economic, and competitive uncertainties and contingencies, many of which are beyond our control, and are based upon specific assumptions with respect to future business decisions, many of which will change. It can be anticipated that some or all of the assumptions underlying the projections and forward-looking statements included herein will not materialize or will vary significantly from actual results. Accordingly, it can be expected that actual results will vary from the projections and that such variations, in all likelihood, will be material and are likely to increase over time.

         In addition to the other risks described elsewhere in this Risk Factors discussion, important factors to consider and evaluate in such forward-looking statements include:

         o changes in the external competitive market factors or in our internal budgeting process which might impact our results of operations;

         o        unanticipated working capital or other cash requirements; and

         o changes in our business strategy or an inability to execute our strategy due to unanticipated changes in our targeted market.

         In light of these risks and uncertainties, many of which are described in greater detail elsewhere in this "Risk Factors" discussion, we cannot give assurance that the forward-looking statements contained in this report will in fact transpire.

Limited History of Operations

         Our operations are subject to the risks and competition inherent in the establishment of a relatively new business enterprise in a competitive field of information technology start-up companies. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including:

         o        market acceptance;

         o        market awareness;

         o ability to develop and expand a network of participating hardware and software suppliers;

         o        dependability of our advertising and recruiting network; and

         o        general economic conditions.

         There is no assurance that we will achieve our expansion goals.

Adverse Economic Conditions or a Change in General Market Patterns

         A weak economic environment could adversely affect our sales and promotional efforts. General economic conditions impact information technology and related commerce and demand and interest for our services may decline at any time, especially during recessionary periods. Many factors beyond our control may decrease overall demand for information technology services including, among other things:

         o decrease in the entry costs by other similarly situated companies;

         o        increase in the overall unemployment rate; and

         o        additional government regulation.

         There can be no assurance that the general market demand for information technology services and related fields will remain the same or will not decrease in the future.

Terrorist Attacks Such as the Attacks That Occurred in New York and Washington, D.C., on September 11, 2001, and Other Attacks or Acts of War May Adversely Affect the Markets in Which We Operate, Our Operations and Our Profitability

         On September 11, 2001, the United States was the target of terrorist attacks of unprecedented scope. These attacks have caused major instability in the U.S. and other financial markets. Leaders of the U.S. government have announced their intention to actively pursue those behind the attacks and to possibly initiate broader action against global terrorism. The attacks and any response may lead to armed hostilities or to further acts of terrorism in the United States or elsewhere, and such developments would likely cause further instability in financial markets. In addition, armed hostilities and further acts of terrorism may directly impact our operations located in Europe and the Middle East, or those of our clients. Furthermore, the recent terrorist attacks and future developments may result in reduced demand from our clients for our services. These developments will subject our worldwide operations to increased risks and, depending on their magnitude, could have a material adverse effect on our business and your investment.

Competition From Larger and More Established Companies May Hamper Market Ability

         The competition in the information technology industry is intense. Large and highly fragmented, this industry hosts a number of well-established competitors, including national, regional and local companies possessing greater financial, marketing, personnel and other resources than we have.

Failure to Attract Qualified Personnel

         A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on our proposed business, financial condition and results of operations. Our proposed business will be dependent upon our ability to attract and retain highly trained and qualified technical personnel and corporate management. There is no assurance that we will be able to employ a sufficient number of qualified training personnel in order to achieve our growth objectives.

Issuance of Future Shares May Dilute Investor Share Value

         Our Memorandum of Association, as amended, authorizes the issuance of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock and/or all or part of the preferred stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. Moreover, any common stock issued in the future may be valued on an arbitrary basis by us in order to make an acquisition of an intangible asset. The issuance of our shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on any trading market, should a trading market develop for our common stock.

Penny Stock Regulation

         Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of our securities will reach or maintain such a level.

We will require significant additional capital in the future, which may not be available on suitable terms, or at all

         The expansion and development of our business will require significant additional capital, which we may be unable to obtain on suitable terms, or at all. If we are unable to obtain adequate funding on suitable terms, or at all, we may have to delay, reduce or eliminate some or all of our advertising, marketing, co-branding relationships, engineering efforts, general operations or any other initiatives. We will require substantial additional funds to carry out and expand our planned advertising and marketing activities and to continue to develop and upgrade our technology. During the next 12 months, we expect to meet our cash requirements with existing cash, cash equivalents and the net proceeds from this offering. However, if our capital requirements vary materially from those currently planned, we may require additional funding sooner than anticipated. If we issue convertible debt or equity securities to raise additional funds, our existing stockholders will be diluted.

We have risks associated with potential acquisitions or investments.

         We may not be able to integrate successfully businesses which we may acquire in the future without substantial expense, delays or other operational or financial problems. We may not be able to identify, acquire or profitably manage additional businesses. We may also require debt or equity financing for future acquisitions that may not be available on terms favorable to us, if at all.

         Also, acquisitions may involve a number of risks, including:

         o        diversion of management's attention;

         o        failure to retain key personnel;

         o        failure to retain existing clients;

         o        unanticipated events or circumstances;

         o        legal liabilities; and

         o        amortization of acquired intangible assets.

Our business will be susceptible to numerous risks associated with international operations

         We will commit significant resources to expand our international sales and marketing activities. If successful, we will be subject to a number of risks associated with international business activities. These risks generally include:

         o        currency exchange rate fluctuations;

         o        seasonal fluctuations in purchasing patterns;

         o        unexpected changes in regulatory requirements;

         o        tariffs, export controls and other trade barriers;

         o longer accounts receivable payment cycles and difficulties in collecting accounts receivable;

         o difficulties in managing and staffing international operations;

         o potentially adverse tax consequences, including restrictions on the repatriation of earnings;

         o        burdens of complying with a wide variety of foreign laws;

         o        risks related to the recent global economic turbulence; and

         o        political instability.

Investors may find it difficult to trade our common stock on the Over-The-Counter Electronic Bulletin Board

         Our common stock trades only on the Over-The-Counter Electronic Bulletin Board. We currently do not meet the requirements for listing on NASDAQ Small-Cap market or any national stock exchange. Because our common stock trades on the Bulletin Board, an investor may find it difficult to sell or to obtain accurate quotations as to the market value of our common stock. Furthermore, because our common stock is also subject to certain rules promulgated by the SEC under the Securities Exchange Act of 1934. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. Generally, a penny stock is any non-National Market listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Our common stock meets the definition of a penny stock. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from affecting transactions on our common stock and may limit the ability of purchasers of our common stock to resell our common stock in a secondary market.

We are registering substantially all of our outstanding common stock

         The 40,455,800 shares of common stock, being offered by this prospectus represent approximately 99% of our total issued and outstanding equity securities. Registering such a large percentage of our total issued and outstanding securities may have an adverse effect on the market price of our common stock.

                        ABOUT GLENGARRY HOLDINGS LIMITED

         Glengarry Holdings Limited is organized under the laws of Bermuda and, through its operating subsidiaries, is engaged in the sale of computer hardware and software, information technology ("IT") consulting, IT personnel placement and technology financing. It actively markets its services in Europe, Asia and the Middle East. Prior to June 2001, Glengarry was involved in the business of developing, marketing and distributing proprietary vitamins, nutritional skin care and similar products under the trade name "Endless Youth." This health-related business was discontinued and sold in June 2001.

         Effective June 29, 2001 Glengarry acquired 100% of the issued and outstanding stock of Online Advisory Limited, a British based corporation ("Online") engaged in the business of IT services, specializing in finance for computer software as well as the distribution of computer hardware and software. At the same time, Glengarry sold it's Glengarry Holdings (US) Limited, a Nevada corporation, to the Emmerson Development Trust for nominal consideration. Glengarry (US) was the repository of assets and liabilities of the nutritional products business conducted under the name "Endless Youth Products" by the Company prior to June, 2000.

         Glengarry effected a Bermuda redomestication transaction pursuant to a vote of the shareholders of Endless Youth Products, Inc., a Nevada corporation ("Endless Youth") after the distribution of a Prospectus/Proxy Statement dated and declared effective December 7, 2000 (Form S-4 Registration Statement No. 333-50520). As a result of the merger approved by the shareholders of Endless Youth, Endless Youth merged with EYPI Merger Corp., a Nevada subsidiary of Glengarry Holdings Limited, a Bermuda company. On February 2, 2001, the effective date of the merger, the holders of shares of common stock of Endless Youth became holders of common shares of Glengarry Holdings, EYPI Merger Corp. was dissolved, Endless Youth became a wholly owned subsidiary of Glengarry Holdings Limited, and the name of Endless Youth was changed to "Glengarry Holdings (US) Limited."

         We are engaged in the development of computer software and hardware sales, computer consulting and the sale of technologically advanced medical scanning and monitoring equipment. In furtherance of these activities, we also organized a Bermudian trading subsidiary under the name Glengarry Software Solutions Limited that acts as a commissioned sales agent for the sale of computer hardware, software and finance for same.

         Glengarry acquired Online Advisory Limited for its net asset value, British Pounds, (pound)5,714,940 (US$8,091,212) in exchange for 40,455,800 shares of our Common Stock. These shares were issued in exact percentage terms to the 215 shareholders of Online Advisory Limited. We agreed to register these shares for possible resale under the Securities Act of 1933, as amended and the 215 former Online Advisory shareholder are the selling shareholders named in this Prospectus.

         The former management of Online Advisory Limited have remained as non-executive senior marketing and administration staff.

         Online Advisory Limited actively markets its services in Europe, Asia and the Middle East. Our acquisition of Online relieved Glengarry's historic corporate debt, gave the company a greatly enhanced asset base making possible the opportunity of significant development during a global economic slowdown.

         During the month of July 2001 Glengarry Software Solutions achieved revenue of US$167,115, of which US$104,728 was derived from commissions earned as a financial agent. For the month of August 2001 revenue of US$126,068 was achieved and for September 2001 income of US$151,686. Respectively, revenue earned as commission on finance sold represents US$121,242 in August and US$146,606 in September.

         We have severed all links from the previous trading activities associated with vitamin/skin care products, will continue to develop and seek revenue from providing finance, as well as commissions on computer hardware/software sales, IT personnel placement and general IT consultancy.

         Our principal executive office is located at 10 Queen Street, Hamilton HMEX, Bermuda, where it's telephone number is (441) 295-3511. In addition, Online Advisory Limited has offices at International House, Dover Place, Ashford Kent TN23 1HU, United Kingdom and representative offices maintained by independent agents and sales representatives in Mersin, Turkey, Shanghai, China (planned to open in late 2001) and Kuwait City, Kuwait (planned to open in late
2001).

                                 USE OF PROCEEDS

         The selling stockholders will sell all of the shares of common stock offered by this prospectus. Accordingly, we will not receive any of the proceeds from the sale of these shares.

                              SELLING STOCKHOLDERS

         The following table sets forth information with respect to the selling stockholders. During the two-year period following the date of this prospectus, each selling stockholder may sell some, all or none of the shares registered. The number of shares each will own at the end of such two-year period cannot be determined at this time as it will depend on whether and the extent to which each sells registered shares as well as whether each buys and/or sells other shares of our common stock.

                                               Beneficial Ownership                       Beneficial Ownership
                                                 Prior to Offering                           After Offering
                                            ----------------------------    Shares      --------------------------
Name of Selling Stockholder                   Shares      Percentage       Offered       Shares     Percentage
-----------------------------------------   ----------------------------  -----------   --------------------------
Ali Karma Gupta                                 712,071     1.75%            712,071        0           0%
Beryl Carmody                                   712,071     1.75%            712,071        0           0%
Andrew Carmody                                  712,071     1.75%            712,071        0           0%
Alison Moy                                      712,071     1.75%            712,071        0           0%
Bernard Moy                                     712,071     1.75%            712,071        0           0%
Bernard Hayden                                  712,071     1.75%            712,071        0           0%
Baskarhk Purohit                                712,071     1.75%            712,071        0           0%
Simmoy Purohit                                  712,071     1.75%            712,071        0           0%
Christian Bannerman                             712,071     1.75%            712,071        0           0%
Mostelle Huss                                   712,071     1.75%            712,071        0           0%
Pran Samoy                                      712,071     1.75%            712,071        0           0%
Sami Kanu                                       712,071     1.75%            712,071        0           0%
Pinhault Spanifer                               712,071     1.75%            712,071        0           0%
Alexander Lieven                                712,071     1.75%            712,071        0           0%
Lionel Liebenrood                               712,071     1.75%            712,071        0           0%
Jonni Limbu                                     712,071     1.75%            712,071        0           0%
Ronald Joseland                                 712,071     1.75%            712,071        0           0%
Jose Whyte-Peon                                 712,071     1.75%            712,071        0           0%
Clifford Menzies                                712,071     1.75%            712,071        0           0%
Paul Jensen                                     356,035       *              356,035        0           0%
Nicholas Van Basten                             356,035       *              356,035        0           0%
Pieter Nistlesman                               356,035       *              356,035        0           0%
Bertrand Home                                   356,035       *              356,035        0           0%
Lance Gminsky                                   356,035       *              356,035        0           0%
David Grantham                                  356,035       *              356,035        0           0%
Mustapha Osmankoy                               356,035       *              356,035        0           0%
Kenneth Kaye                                    356,035       *              356,035        0           0%
Winifred Kaye                                   356,035       *              356,035        0           0%
Pieter Joos                                     356,035       *              356,035        0           0%
Michael Oliver Berkouwer                        356,035       *              356,035        0           0%
George Bent                                     356,035       *              356,035        0           0%
Roland Messenger                                356,035       *              356,035        0           0%
Samuel Leurn                                    356,035       *              356,035        0           0%
Ralphj Ingold                                   356,035       *              356,035        0           0%


                                                           11

Gregory Inman                                   356,035       *              356,035        0           0%
Dieter Jakowlew                                 356,035       *              356,035        0           0%
Charles James Wicks                             356,035       *              356,035        0           0%
Anne Pearl Wicks                                356,035       *              356,035        0           0%
Stephen James Wicks                             356,035       *              356,035        0           0%
Kenneth Day                                     356,035       *              356,035        0           0%
Brian Allsop                                    356,035       *              356,035        0           0%
Alan John Ash                                   356,035       *              356,035        0           0%
Mary Ash                                        356,035       *              356,035        0           0%
Richard Luckhurst                               356,035       *              356,035        0           0%
Wiliam Smart                                    356,035       *              356,035        0           0%
June Anthea Shawcroft                           356,035       *              356,035        0           0%
Nathan Barrago                                  356,035       *              356,035        0           0%
Alan Farthing                                   356,035       *              356,035        0           0%
Roger Timothy Shelby                            356,035       *              356,035        0           0%
Robert Dobson                                   213,621       *              213,621        0           0%
Victor Kenneth Arnold Prescott                  213,621       *              213,621        0           0%
Anthony Spacek                                  213,621       *              213,621        0           0%
Darby Sabini                                    213,621       *              213,621        0           0%
Jacob Feldman                                   213,621       *              213,621        0           0%
Gilian Feldman                                  213,621       *              213,621        0           0%
Giaccomo Toti                                   213,621       *              213,621        0           0%
Geoffrey Fountain                               213,621       *              213,621        0           0%
Eric Eastman                                    213,621       *              213,621        0           0%
Richard Rosenberg                               213,621       *              213,621        0           0%
Anthony Barr                                    213,621       *              213,621        0           0%
Barrington Fulmar                               213,621       *              213,621        0           0%
Adrian Hart                                     213,621       *              213,621        0           0%
Ellen Berg                                      213,621       *              213,621        0           0%
Ian Harte                                       213,621       *              213,621        0           0%
Chester Gravitt                                 213,621       *              213,621        0           0%
Anita Chasen                                    213,621       *              213,621        0           0%
Colin Chasen                                    213,621       *              213,621        0           0%
Etienne Hule                                    213,621       *              213,621        0           0%
Carl Hammond                                    213,621       *              213,621        0           0%
Alice Chen                                      213,621       *              213,621        0           0%
Thomas Chen                                     213,621       *              213,621        0           0%
Simon Charles Kingsley                          178,018       *              178,018        0           0%
Ruth Eidelman                                   178,018       *              178,018        0           0%
Samuel Eidelman                                 178,018       *              178,018        0           0%
Dominic Evans                                   178,018       *              178,018        0           0%
Sarah Evans                                     178,018       *              178,018        0           0%
Marcus Barnsdale                                178,018       *              178,018        0           0%
Robin Arthur Braddick                           178,018       *              178,018        0           0%
Roger Edward Farrow                             178,018       *              178,018        0           0%
Joyce Lawrence                                  178,018       *              178,018        0           0%
William Ian Lawrence                            178,018       *              178,018        0           0%


                                                             12

Diana Joyce Lawrence                            178,018       *              178,018        0           0%
Catharine Elizabeth Lawrence                    178,018       *              178,018        0           0%
Sum Yeung                                       178,018       *              178,018        0           0%
Frank Yerby                                     178,018       *              178,018        0           0%
Peter Walker                                    178,018       *              178,018        0           0%
Anthony Moore                                   178,018       *              178,018        0           0%
Heydrich Emmel                                  178,018       *              178,018        0           0%
Christian Emmerich                              178,018       *              178,018        0           0%
Evelyn Imelda Start                             178,018       *              178,018        0           0%
May Broughton                                   156,656       *              156,656        0           0%
Jane Broughton                                  156,656       *              156,656        0           0%
Kathy Broughton                                 156,656       *              156,656        0           0%
John Broughton                                  156,656       *              156,656        0           0%
Allison Mary-Jane Wright                        152,581       *              152,581        0           0%
Clifford Johnson                                142,414       *              142,414        0           0%
Toni Johnson                                    142,414       *              142,414        0           0%
John Leonard                                    142,414       *              142,414        0           0%
Roberta Dobson                                  142,414       *              142,414        0           0%
Jenifer Dobson                                  142,414       *              142,414        0           0%
Gillian Dobson                                  142,414       *              142,414        0           0%
Valerie Evans                                   142,414       *              142,414        0           0%
George Evans                                    142,414       *              142,414        0           0%
Simon Leonard                                   142,414       *              142,414        0           0%
Stephen Leonard                                 142,414       *              142,414        0           0%
Brymie Leonard                                  142,414       *              142,414        0           0%
Robert James English                            142,414       *              142,414        0           0%
Tina Taylor                                     142,414       *              142,414        0           0%
The Rose Henderson Trust                        142,414       *              142,414        0           0%
Henry Keene                                     142,414       *              142,414        0           0%
Roger Keene                                     142,414       *              142,414        0           0%
Arsene Westel                                   142,414       *              142,414        0           0%
Josephine Westel                                142,414       *              142,414        0           0%
Phillip Liam Hoy                                142,414       *              142,414        0           0%
Carla Broughton                                 121,052       *              121,052        0           0%
Ronald Phillip Kennard                           71,207       *               71,207        0           0%
Estelle Brintleman                               71,207       *               71,207        0           0%
Edward Grundy                                    71,207       *               71,207        0           0%
Lamuel Baumman                                   71,207       *               71,207        0           0%
Peter Mateus                                     71,207       *               71,207        0           0%
Simon Brengle                                    71,207       *               71,207        0           0%
Daniel Thomas Beth                               71,207       *               71,207        0           0%
Samuel Schor                                     71,207       *               71,207        0           0%
Eric Pollard                                     71,207       *               71,207        0           0%
Jurgen Weber                                     71,207       *               71,207        0           0%
Felix Aston Shelby                               71,207       *               71,207        0           0%
Pauline Shelby                                   71,207       *               71,207        0           0%
Vincent Aston Shelby                             71,207       *               71,207        0           0%


                                                             13

Vivien Ann Shelby                                71,207       *               71,207        0           0%
Christine Ann Shelby                             71,207       *               71,207        0           0%
Martin Aston Shelby                              71,207       *               71,207        0           0%
Graham Eagle                                     71,207       *               71,207        0           0%
Parthy Eagle                                     71,207       *               71,207        0           0%
Stanley Eagle                                    71,207       *               71,207        0           0%
Michael Eagle                                    71,207       *               71,207        0           0%
Aaron Eagle                                      71,207       *               71,207        0           0%
Kieran Shea                                      71,207       *               71,207        0           0%
Marianne Shea                                    71,207       *               71,207        0           0%
Jane Shea                                        71,207       *               71,207        0           0%
Mary Shea                                        71,207       *               71,207        0           0%
Frederic Kanoute                                 71,207       *               71,207        0           0%
Gustave Sonfeld                                  71,207       *               71,207        0           0%
Heidi Sonfeld                                    71,207       *               71,207        0           0%
Stuart Witton Barr                               71,207       *               71,207        0           0%
Royston Stuart Barr                              71,207       *               71,207        0           0%
Rene Barr                                        71,207       *               71,207        0           0%
Tracy Barr                                       71,207       *               71,207        0           0%
Sharon Barr                                      71,207       *               71,207        0           0%
Clive John Wright                                71,207       *               71,207        0           0%
David Friedel                                    56,966       *               56,966        0           0%
Stanley Heber                                    53,405       *               53,405        0           0%
Pieter Marks                                     42,724       *               42,724        0           0%
Rebecca Strike                                   42,724       *               42,724        0           0%
Alan Albert Levine                               35,604       *               35,604        0           0%
Sidney Solomon                                   35,604       *               35,604        0           0%
Arnold Paul Soloman                              35,604       *               35,604        0           0%
Neil Levinsky                                    35,604       *               35,604        0           0%
Nicholas John Stacy                              35,604       *               35,604        0           0%
Mararet Ruth Cayford                             35,604       *               35,604        0           0%
Joshua Benjamin Leman                            35,604       *               35,604        0           0%
Roman Stefan Shields                             35,604       *               35,604        0           0%
Viktor Caminsky                                  35,604       *               35,604        0           0%
Anton Lindt                                      35,604       *               35,604        0           0%
Levicticus Joseph Honlaw                         35,604       *               35,604        0           0%
Mathew Pinder                                    35,604       *               35,604        0           0%
Samuel Samuels                                   35,604       *               35,604        0           0%
Ruth Ann Samuelson                               35,604       *               35,604        0           0%
Henry Paul Lieberman                             35,604       *               35,604        0           0%
Pierre Hintleman                                 35,604       *               35,604        0           0%
Paul Emmerson Frankel                            35,604       *               35,604        0           0%
Derek Anthony Brownlow                           35,604       *               35,604        0           0%
Alexander Roth                                   35,604       *               35,604        0           0%
Christine Archer                                 35,604       *               35,604        0           0%
Lionel Bloom                                     35,604       *               35,604        0           0%


                                                             14

Anna Bloom                                       35,604       *               35,604        0           0%
Eric Erricson                                    35,604       *               35,604        0           0%
Ambrose Semen Levy                               35,604       *               35,604        0           0%
Edwin Orr                                        35,604       *               35,604        0           0%
Dieter Thome Dolman                              35,604       *               35,604        0           0%
Marshall Zwemer                                  35,604       *               35,604        0           0%
Rosa Turmer                                      35,604       *               35,604        0           0%
Clifford Mockler                                 35,604       *               35,604        0           0%
Albert Chinman                                   35,604       *               35,604        0           0%
Maud Phylis Gomm                                 35,604       *               35,604        0           0%
Abrahm Hintle                                    35,604       *               35,604        0           0%
Nicholas Singer                                  35,604       *               35,604        0           0%
Mark Goldstein                                   35,604       *               35,604        0           0%
Eli Kalm                                         35,604       *               35,604        0           0%
Richard Cloade                                   35,604       *               35,604        0           0%
Rowley Cloade                                    35,604       *               35,604        0           0%
Stuart Levitt                                    35,604       *               35,604        0           0%
Gordon Underhay                                  35,604       *               35,604        0           0%
John Macrae                                      35,604       *               35,604        0           0%
Pauline Sharp                                    35,604       *               35,604        0           0%
Thierry Lefargue                                 35,604       *               35,604        0           0%
Angus Robertson                                  35,604       *               35,604        0           0%
Graham Robertson                                 35,604       *               35,604        0           0%
Jeremy Ian Smeaton                               35,604       *               35,604        0           0%
Rachel Baumman                                   28,483       *               28,483        0           0%
Jeanette Rose Marks                              28,483       *               28,483        0           0%
Sarah Tytler                                     28,483       *               28,483        0           0%
Ezra Weinstein                                   28,483       *               28,483        0           0%
Emanuel Shielter                                 28,483       *               28,483        0           0%
Hyman Krietman                                   17,802       *               17,802        0           0%
Benjamin Krietman                                17,802       *               17,802        0           0%
Peter Hyman Franks                               17,802       *               17,802        0           0%
Luke Franks                                      17,802       *               17,802        0           0%
George Carmen                                    17,802       *               17,802        0           0%
Aaron Carmen                                     17,802       *               17,802        0           0%
Ethel Heddle                                     17,802       *               17,802        0           0%
Ivor Paul Heddle                                 17,802       *               17,802        0           0%
Pieter Klaus Stinkle                             17,802       *               17,802        0           0%
George Stephan Eles                              17,802       *               17,802        0           0%
Marcus Kasterner                                 17,802       *               17,802        0           0%
-----------------

*     Less than 1.0%

         Each of the above selling stockholders acquired our shares in exchange for shares of Online Advisory Limited. We entered into a registration rights agreement with the selling stockholders at the time of the exchange and this prospectus is part of the registration statement filed by us under the agreement. None of the selling stockholders have any other material relationships with Glengarry.

                              PLAN OF DISTRIBUTION

         The shares may be sold or distributed from time to time by the selling stockholders named in this prospectus, by their donees or transferees, or by their other successors in interest. The selling stockholders may sell their shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. Each selling stockholder reserves the right to accept or reject, in whole or in part, any proposed purchase of shares, whether the purchase is to be made directly or through agents.

         The selling stockholders may offer their shares at various times in one or more of the following transactions:

         o in ordinary brokers' transactions and transactions in which the broker solicits purchasers;

         o in transactions involving cross or block trades or otherwise on the over-the-counter market or exchange in which our shares are trading;

         o in transactions in which brokers, dealers or underwriters purchase the shares as principal and resell the shares for their own accounts pursuant to this prospectus;

         o in transactions "at the market" to or through market makers in the common stock or into an existing market for the common stock;

         o in other ways not involving market makers or established trading markets, including direct sales of the shares to purchasers or sales of the shares effected through agents;

         o through transactions in options, swaps or other derivatives which may or may not be listed on an exchange;

         o        in privately negotiated transactions;

         o        in transactions to cover short sales; or

         o        in a combination of any of the foregoing transactions.

         The selling stockholders also may sell their shares in accordance with Rule 144 under the Securities Act of 1933.

         From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of the shares owned by them. If the selling stockholders default in performance of the secured obligations, the pledgees or secured parties may offer and sell the shares from time to time. The selling stockholders also may transfer and donate shares in other circumstances.

The number of shares beneficially owned by selling stockholders who transfer, donate, pledge or grant a security interest in their shares will decrease as and when the selling stockholders take these actions. The plan of distribution for the shares offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees or other successors in interest will be selling stockholders for purposes of this prospectus.

         A selling stockholder may sell the common stock "short." The selling stockholder may deliver this prospectus in connection with such short sales and use the shares offered by this prospectus to cover such short sales.

         A selling stockholder may enter into hedging transactions with broker-dealers. The broker-dealers may engage in short sales of the common stock in the course of hedging the positions they assume with the selling stockholder, including positions assumed in connection with distributions of the shares by such broker-dealers. A selling stockholder also may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer such shares. In addition, a selling stockholder may loan or pledge shares to a broker-dealer, which may sell the loaned shares or, upon a default by the selling stockholder of the secured obligation, may sell or otherwise transfer the pledged shares.

         The selling stockholders may use brokers, dealers, underwriters or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling stockholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as principal, or both. The compensation as to a particular person may be less than or in excess of customary commissions. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act. Neither we nor any selling stockholders can presently estimate the amount of such compensation.

         If a selling stockholder sells shares in an underwritten offering, the underwriters may acquire the shares for their own account and resell the shares from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In such event, we will set forth in a supplement to this prospectus the names of the underwriters and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers. The underwriters from time to time may change any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers. Unless otherwise set forth in a supplement, the obligations of the underwriters to purchase the shares will be subject to certain conditions, and the underwriters will be obligated to purchase all of the shares specified in the supplement if they purchase any of the shares.

         We have advised the selling stockholders that during such time as they may be engaged in a distribution of the shares, they are required to comply with Regulation M under the Securities Exchange Act. With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of the shares.

         Under our agreements with the selling stockholders, we are required to bear the expenses relating to this offering, excluding any underwriting discounts or commissions, brokerage fees, stock transfer taxes and fees of legal counsel to the selling stockholders. We estimate these expenses will total approximately $20,000.

         We have agreed to indemnify the selling stockholders against certain liabilities, including certain liabilities under the Securities Act.

         It is possible that a significant number of shares could be sold at the same time. Such sales, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

         This offering by any selling stockholder will terminate two years from the date of this prospectus or, if earlier, on the date on which the selling stockholder has sold all of his shares.


                                  LEGAL MATTERS

         The validity of the common shares offered by this prospectus and certain other legal matters in connection with this offering with respect to Bermudian law will be passed upon by Wakefield Quin, Hamilton, Bermuda counsel to us and certain of the selling shareholders. Certain other legal matters in connection with this offering with respect to U.S. law will be passed upon by Sommer & Schneider LLP, Garden City, New York, U.S. counsel to us.


                                     EXPERTS

         The audited consolidated financial statements and related schedule incorporated by reference or included in our Annual Report on Form 10-K/A for the year ended June 30, 2001, incorporated by reference in this prospectus, have been audited by Beckman Kirkland & Whitney, independent public accountants, as indicated in their reports dated October 4, 2001 with respect thereto, and are incorporated by reference in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on Form F-3 with the SEC, of which this prospectus forms a part. The registration statement, including the attached exhibits and schedules, contains additional relevant information about our common stock. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus.

         In addition, we have filed reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy any of this information at the following locations of the SEC:

        Public Reference Room            Chicago Regional Office
        450 Fifth Street, N.W.           Citicorp Center
        Room 1024                        500 West Madison Street, Suite 1400
        Washington, D.C. 20549           Chicago, Illinois 60661-2511

         You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330.

         The SEC also maintains an Internet web site that contains reports, proxy statements and other information regarding issuers, like Glengarry Holdings, that file electronically with the SEC. The address of that site is http://www.sec.gov. The SEC file number for our documents filed under the Securities Exchange Act is 0-26611.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any such information that is superseded by information included directly in this document.

         This prospectus incorporates by reference the documents listed below that we have previously filed or will file with the SEC. They contain important information about us and our financial condition.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as amended;

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001; and

         (c) All other documents filed by the Company after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration

                  Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining in the Registration Statement and to be part thereof from the date of filing of such documents.

         In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

         You can obtain any of the documents listed above from the SEC, through the SEC's Web site at the address described above, or directly from us, by requesting them in writing or by telephone at the following address:

                           Glengarry Holdings Limited
                                 P.O. Box HM1154
                                 10 Queen Street
                             Hamilton, HM EX Bermuda
                              Phone: (441) 295-3511

         We will provide a copy of any of these documents without charge, excluding any exhibits unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means, within two business days after we receive your request.

================================================================================




                                40,455,800 Shares


                           Glengarry Holdings Limited

                                  Common Stock


                            ------------------------


                               P R O S P E C T U S

                               November ____, 2001

                            ------------------------




================================================================================

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses payable by the Company in connection with the sale and distribution of the securities being registered.

                  SEC Registration Fee...........................   $  1,191.42
                  Printing and Duplicating Expenses..............      2,500.00
                  Legal Fees and Expenses........................     12,000.00
                  Accounting Fees and Expenses...................      2,000.00
                  Transfer Agent and Registrar Fees..............      1,000.00
                  Miscellaneous..................................      1,308.58
                                                                    -----------
                           Total.................................   $ 20,000.00*
                                                                    ===========

         *Estimated

Item 15. Indemnification of Directors and Officers

         Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

         Our bye-laws provide for our indemnity of our officers, directors and employees to the fullest extent permitted by law.

         Our bye-laws also provide that expenses (including attorneys' fees) incurred by one of our officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by us pursuant to Bermuda law.

         Our bye-laws also provide that our officers and directors will not be personally liable to us or our shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda Law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16. Exhibits, Financial Statement Schedules and Reports on Form 8-K

         (a) Exhibits

         2.1 Agreement and Plan of Merger dated as of December 6, 2000 by and among Endless Youth Products, Inc, a Nevada corporation, Endless Youth Products, Ltd., a Bermuda company, and EYPI Merger Corp., a Nevada corporation (included as annex A to the proxy statement/prospectus). (1)

         2.2 Securities Exchange Agreement dated June 29, 2001 between Glengarry Holdings Limited and the shareholders of Online Advisory Limited represented by Rosewood Company Limited (Equity Services). (3)

         2.3 Stock Sale Agreement dated as of June 29, 2001 between Glengarry Holdings Limited and Emmerson Development Trust. (3)

         3.1 Memorandum of Association of Glengarry Holdings Limited (formerly Endless Youth Products, Ltd.), a Bermuda company (included as annex B to the proxy statement/prospectus). (1)

         3.2 Bye-Laws of Glengarry Holdings Limited (Endless Youth Products, Ltd.), a Bermuda company (included as annex C to the proxy statement/prospectus). (1)

         3.3      Deed consolidating common shares dated February 6, 2001. (2)

         5.1      Combined Opinion and Consent of Wakefield Quin.

         10.1     Registration Rights Agreement dated June 29, 2001. (3)

         10.2     Escrow Agreement dated June 29, 2001. (3)

         10.3     1996 Stock Option Plan. (4)

         10.4     Amendment No. 1 to Stock Option Plan. (4)

         10.5     Amendment No. 2 to Stock Option Plan. (4)

         10.6 Lease dated August 20, 2001 between Elderwalk Limited and Online Advisory Limited. (5)

         10.7 Form of Bearer Debentures owned by the Registrant and issued by Oakland Finance Limited. (5)

         23.1     Consent of Wakefield Quin. (included in Exhibit 5.1)

         23.2 Consent of Beckman Kirkland & Whitney, independent certified accountant.

         24       Power of Attorney. (signature page)

-------------
(1) Filed as an exhibit to the Registrant's registration statement on Form S-4 (333-50520).
(2) Filed as an exhibit to the Registrant's Form 10-K for the year ended June 30, 2001.
(3) Filed as an exhibit to the Registrant's current report on Form 8-K dated June 29, 2001.
(4)      Filed as an exhibit to the Registrant's Form 10-SB.
(5) Filed as an exhibit to the Registrant's Form 10-K/A for the year ended June 30, 2001.

         (b) Financial Statement Schedules.

         Schedules not listed above have been omitted because they are inapplicable or the information required to be set forth therein is contained, or incorporated by reference, in our consolidated financial statements or notes thereto.

         (c) Reports on Form 8-K

                  None

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

         (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

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         (c)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form F-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Item 310(b) of Registration S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the annual report of the registrant for the preceding fiscal year may be so delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each such employee.

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(7)      To transmit or cause to be transmitted to all employees participating in the Plans who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 16, 2001           GLENGARRY HOLDINGS LIMITED


                                    By:   /s/ David Caney
                                        ----------------------------------------
                                         David Caney
                                         President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Caney, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, from such person and in each person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any Registration Statement relating to this Registration Statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 16, 2001.

Signature and Title                                       Date
-------------------                                       ----


/s/ David B. Caney                                        November 16, 2001
-----------------------------------------------
David B. Caney
Director, President and Chief Executive Officer
(Principal Executive Officer)


/s/ William Bolland                                       November 16, 2001
-----------------------------------------------
William Bolland
Director and Vice President


/s/ Jacqueline Antin                                      November 16, 2001
-----------------------------------------------
Jacqueline Antin
Director and Chief Financial Officer
(Principal Financial and Accounting Officer)


/s/ Roderick M. Forrest                                   November 16, 2001
-----------------------------------------------
Roderick M. Forrest
Chairman and Director


/s/ Robert Mason                                          November 16, 2001
-----------------------------------------------
Robert Mason
Director